             Registration Statement Under the Securities Act of 1933

                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                (Amendment No.3)

                              WORLD MARKETING, INC.
                              ---------------------
                 (Name of small business issuer in its charter)

        DELAWARE                         6531                    11-3480036
        --------                         ----                    ----------
(State or jurisdiction of          (Primary Standard          (I.R.S. employer
      incorporation            Industrial classification     identification no.)
    or organization)                 Code Number)

                    543 Bedford Ave, #176, Brooklyn, NY 11211
                    -----------------------------------------
          (Address and telephone number of principal executive offices)

                        Issuer's Telephone: 800-620-3029
                   ------------------------------------------

                           CUSIP NUMBER - 98149X 10 3

Approximate date of proposed sale to public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class        Amount of         Proposed Maximum      Proposed Maximum
Of Securities to be        Shares to        Offering price per    Aggregate Offering         Amount of
    Registered           be registered           unit (1)                Price           Registration Fee
    ----------           -------------           --------                -----           ----------------

Common stock               1,570,000               $.10                $157,000               $18.48


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                              WORLD MARKETING, INC.

Selling shareholders are offering up to 1,570,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

There is no market for our common stock. Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulleting Board or other exchange.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2006.

TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS

     ITEM 1.   Front of Registration Statement and Outside Front
               Cover of Prospectus                                             1
     ITEM 2.   Inside Front and Outside Back Cover Pages of Prospectus         2
     ITEM 3.   Summary Information and Risk Factors                            4
     ITEM 4.   Use of Proceeds                                                13
     ITEM 5.   Determination of Offering Price                                13
     ITEM 6.   Dilution                                                       13
     ITEM 7.   Selling Security Holders                                       13
     ITEM 8.   Plan of Distribution                                           14
     ITEM 9.   Legal Proceedings                                              15
     ITEM 10.  Directors, Executive Officers, Promoters and Control Persons   15
     ITEM 11.  Security Ownership of Certain Beneficial Owners and
               Management                                                     16
     ITEM 12.  Description of Securities                                      17
     ITEM 13.  Interest of Named Experts and Counsel                          17
     ITEM 14.  Disclosure of Commission Position on Indemnification
               for Securities Act Liabilities                                 17
     ITEM 15.  Organization within Last Five Years                            18
     ITEM 16.  Description of Business                                        18
     ITEM 17.  Management's Discussion and Analysis or Plan of Operation      19
     ITEM 18.  Description of Property                                        21
     ITEM 19.  Certain Relationships and Related Transactions                 21
     ITEM 20.  Market for Common Equity and Related Stockholder Matters       21
     ITEM 21.  Executive Compensation                                         22
     ITEM 22.  Financial Statements                                           23
     ITEM 23.  Changes in and Disagreements With Accountants on Accounting
               and Financial Disclosure                                       42

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
     ITEM 24.  Indemnification of Directors and Officers                      43
     ITEM 25.  Other Expenses of Issuance and Distribution                    43
     ITEM 26.  Recent Sales of Unregistered Securities                        43
     ITEM 27.  Exhibits                                                       44
     ITEM 28.  Undertakings                                                   44

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and related notes to financial statements, prior to making an investment decision.

ORGANIZATION

World Marketing, Inc. ("WMI" or the "Company") was originally organized in Delaware on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not have any revenues and discontinued operations in 2001.

BUSINESS

Our primary objective is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that we may lease some of the properties while they are being held for sale. We completed the acquisition of our first property on August 25, 2005, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of our common stock which was valued at $190,000. The cash payment included $11,000, which was paid at closing and $14,000 which will be due on February 25, 2006. ($4,000 of the $14,000 balance was paid during the three months ended November 30, 2005, leaving an unpaid balance of $10,000, of which $7,000 was paid between march 1, 2006 and April 11, 2006). We have received a deed to the property and there is no mortgage on the property nor are there any liens on the property. This has been our only transaction to date. We obtained an extension until August 25, 2006, to make the final payment of $10,000 (now $3,000).

In December 2005, we initially began our attempt to sell the condominium property we acquired in August 2005. Assuming we are successful in completing a cash sale within a short period, we should have sufficient working capital to acquire one or two additional properties. If we are unable to sell the property by April 1, 2006, we will attempt to lease the property and may continue to hold it for lease. Should we be unable to sell the property by April 1, 2006, we will have to seek other sources of working capital to acquire any additional properties.

We plan to acquire at least one additional property during the current fiscal year ending August 31, 2006. If we are able to complete the sale of our current property, we may attempt to acquire more than one additional property, depending upon the financial structure of the transactions. At this point, we would anticipate acquiring properties in the $200,000 to $300,000 range. We expect to acquire the properties using cash, mortgage financing or our common stock or any combination thereof. We anticipate that the majority of the properties acquired will be in upstate New York, Brooklyn, New York or possibly in Eastern European countries. The real estate will be sold directly by us to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

Mr. Roth is our sole active employee. Mrs. Taub will not be active in our day-to-day operations.

WMI does not have any plans or arrangements to merge with another company or otherwise engage in a transaction that would change the control of WMI.

The mailing address of our principal executive office is 543 Bedford Ave., #176, Brooklyn, New York 11211 and our telephone number is 800-620-3029.

FINANCIAL POSITION AND FUTURE FINANCING NEEDS

We are a development stage company. We have not developed a revenue source to fund our business plan. We have not previously been in the business of acquiring, renovating and selling or leasing real estate.

We have had no revenues since inception. Our auditors have expressed substantial doubt about our ability to continue as a going concern. In July 2005, we sold 320,000 shares of our common stock for $32,000 to provide working capital and to provide a portion of the cash required to complete the condominium acquisition discussed above. Our current liabilities at November 30, 2005, exceed our current assets by $9,640. Our ability to continue as a going concern is contingent upon our ability to raise funds through private placements of our common stock and obtaining loans until we establish sufficient business to support our operating costs. Between March 1, 2006 and April 11, 2006, we sold an additional 650,000 shares of our common stock for cash proceeds of $65,000.

We anticipate $25,000 will be required to meet minimum expenses within the next twelve months, exclusive of capital costs. We would expect to be able to sell additional stock in private placement transactions to raise the minimum amount of working capital required if we are unable to sell our current property. If necessary, we could obtain a mortgage for up to $150,000 on our current property to meet our capital requirements.

THE OFFERING

As of the date of this prospectus, we had 8,800,300 shares of common stock outstanding.

Selling shareholders are offering up to 1,570,000 shares (17.8% of our outstanding shares) of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $37,011. We will not receive any proceeds from the sale of these securities.

FINANCIAL SUMMARY

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and related notes to the financial statements before making an investment decision.

WORLD MARKETING, INC.
(A Development Stage Company)
Balance Sheet
August 31, 2005


                                     ASSETS

Current assets:
  Cash and cash equivalents                                           $  13,311
                                                                      ---------
     Total current assets                                                13,311
Investment in real estate                                               215,000
                                                                      ---------
     Total assets                                                     $ 228,311
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  14,000
                                                                      ---------
     Total liabilities                                                   14,000
                                                                      ---------

Commitments and contingencies

Stockholders' equity:
  Common stock: $.00001 par value; authorized 25,000,000 shares;
    issued and outstanding 8,150,300 shares                                  82
  Additional paid-in capital                                            250,963
  Accumulated deficit                                                   (36,734)
                                                                      ---------
     Total stockholders' equity                                         214,311
                                                                      ---------
          Total liabilities and stockholders' equity                  $ 228,311
                                                                      =========


WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Operations
Years Ended August 31, 2005 and 2004 and Development Stage from Inception (July 22, 2005), through August 31, 2005


                                                                              FROM INCEPTION
                                                                              (JULY 22, 2005)
                                                        YEARS ENDED              THROUGH
                                                         AUGUST 31,             AUGUST 31,
                                                 --------------------------    -----------
                                                    2005           2004           2005
                                                 -----------    -----------    -----------
Continuing operations
  Selling, general and administrative expenses   $     7,739    $       750    $     7,739
                                                 -----------    -----------    -----------
          Net loss                               $    (7,739)   $      (750)   $    (7,739)
                                                 ===========    ===========    ===========

Net loss per share, basic and diluted            $     (0.00)   $     (0.00)   $     (0.00)
                                                 ===========    ===========    ===========

Weighted average shares outstanding,
  basic and diluted                                5,984,881      5,930,300      6,428,350
                                                 ===========    ===========    ===========

                                  RISK FACTORS

This statement contains forward-looking statements within the meaning of the Securities Act. Discussions containing such forward-looking statements may be found throughout this statement. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this statement.

WE ARE DEPENDENT FOR OUR SUCCESS ON ONE KEY EXECUTIVE OFFICER. WERE HE TO LEAVE, WE WOULD BE FORCED TO EXPEND SIGNIFICANT TIME AND MONEY IN THE PURSUIT OF A REPLACEMENT, WHICH WOULD RESULT IN BOTH A DELAY IN THE IMPLEMENTATION OF OUR BUSINESS PLAN AND THE DIVERSION OF WORKING CAPITAL. WE MAY BE FORCED TO CEASE OPERATIONS IF WE ARE UNABLE TO FIND A REPLACEMENT.

We have two officers who also currently serve as our sole directors. Mr. Jacob Roth serves as our Chief Executive Officer and will be responsible for all operations during our start-up phase. Mrs. Frimet Taub, our other officer and director, and the daughter of Mr. Roth, will not be active in the day-to-day operation of the business. We do expect to hire additional personnel when funding and the level of operations allow.

We are dependent on the efforts of Mr. Roth. While we believe we could find a replacement for Mr. Roth, the loss of his services could have a temporary adverse effect on the operations of WMI and could result in our ceasing operations permanently. We do not have an employment agreement with Mr. Roth. There can be no assurance that we will be able to retain him or to attract suitable replacements or additional personnel if required.

Mr. Roth will have to develop the Company's business from the current level of having one property for sale to a level that can generate a reasonable profit. At the same time Mr. Roth is working to develop the business, he will also be required to manage the reporting requirements of a public company. It has been approximately twenty years since Mr. Roth was involved in buying and selling real estate. He may require the assistance of experienced professionals to develop the Company's business. In addition, Mr. Roth has not previously served as the principal accounting officer of a public company. Accordingly, Mr. Roth will require the assistance of third party professionals to assist him with the requirements of being the principal accounting officer.

Mr. Roth has previously served as an executive officer with a public company.

WE WILL HAVE DIFFICULTY LOCATING SUITABLE INVESTMENTS BECAUSE OF OUR LIMITED CAPITAL AND DUE TO COMPETITION FROM BETTER CAPITALIZED COMPANIES.

Identifying, completing and realizing returns on real estate investments has generally been highly competitive, and involve a high degree of uncertainty. We will be competing for investments primarily with individuals and other small businesses which may have more financial resources than we have. Because of our limited resources, we will have more difficulty in acquiring properties than our competition, which may be better capitalized. There can be no assurance that we will be able to locate and complete investments which satisfy our rate of return objective or realize upon their value or that we will be able to fully invest our available capital.

WE MAY ACQUIRE A PROPERTY THAT MEETS OUR INVESTMENT CRITERIA; HOWEVER, DUE TO UNFORSEEN CIRCUMSTANCES, THE PROPERTY MAY NOT PERFORM AS EXPECTED.

We intend to acquire existing properties to the extent that they can be acquired with advantageous terms and meet our investment criteria. Our investment criteria is to generally acquire either commercial or residential properties in the $200,000 to $300,000 cost range, including any required renovation, with an expected profit on resale of 14% to 18%. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, the estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

ACTUAL RENOVATION COSTS MAY BE SUBSTANTIALLY HIGHER THAN THE ESTIMATE WE USED WHEN WE ACQUIRED A PROPERTY.

Initially we intend to acquire only complete properties which may require some renovation. There are a number of risks which we face, including; the risk that we do not properly estimate the renovation costs; the risk that renovation and lease of the property may not be completed timely, resulting in increased debt service cost; the risk that material shortages or labor shortages and other factors outside our control, may cause delays, also resulting in increased debt service cost; and the risk of inability or delays in obtaining any required zoning, land-use, building, occupancy and other required governmental permits and authorizations. In addition, renovation activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

OUR BUSINESS PLAN CURRENTLY EXPECTS TO UTILIZE DEBT FINANCING TO ACQUIRE SOME OF OUR PROPERTIES.

We do not currently have any debt financing, however, we anticipate the need of obtaining debt financing as we add additional properties in the future. The following items relating to debt financing do not currently affect us; however, we do expect them to impact us in the future:

LEVERAGE - Some of our real estate investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to us receiving any return. As a result of such leverage, we would be subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable to us, and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase our returns or the funds available for investment, it also will increase the risk of loss on a leveraged investment. If we default on secured indebtedness, the lender may foreclose and we could lose our entire investment in the security for such loan. Because we may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, we could lose our interest in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt, which we reserve the right to obtain, may subject our other assets to risk of loss.

RISK OF RISING INTEREST RATES - We may incur indebtedness in the future that bears interest at a variable rate or may be required to refinance our debt at higher rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our financial condition and results of operations.

COVENANTS - Various credit facilities or other debt obligations may require us to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit our ability to borrow funds or may cause a default under our then-existing indebtedness.

NO LIMITATION ON DEBT - Our organizational documents do not contain any limitation on the amount of indebtedness we may incur. We also have the ability to use a more highly leveraged business strategy than typically used by REITs. Accordingly, we could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on our indebtedness.

INVESTMENTS IN REAL ESTATE ARE ILLIQUID, WHICH COULD RESULT IN SIGNIFICANT LOSSES IN THE EVENT OF A DOWNTURN IN THE REAL ESTATE MARKET.

Investments in real estate will be highly illiquid. Such illiquidity limits our ability to modify our portfolio in response to changes in economic or other conditions. Illiquidity may result from the absence of an established market for our investments as well as legal or contractual restrictions on their resale by WMI.

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORSEEABLE FUTURE.

Our future payment of dividends will depend on decisions that will be made by our Board of Directors from time to time based on our results of operations and financial condition and such other business considerations as our Board of Directors considers relevant. We presently anticipate that we will retain all available funds for use in the operation and expansion of our business and do not anticipate paying any dividends in the foreseeable future.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Because our common stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock". This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION. THIS MEANS WE MAY NOT BE ABLE TO ACHIEVE OUR OBJECTIVES AND MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Our auditors have issued a going concern opinion as at August 31, 2005. This means that there is substantial doubt that we can continue as an ongoing business without additional debt or equity financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

BECAUSE WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN PUBLIC OFFERINGS, PRIVATE PLACEMENTS OR TO ACQUIRE ADDITIONAL PROPERTIES, YOUR OWNERSHIP INTEREST IN US MAY BE DILUTED.

In the future we may issue shares of our common stock to pay for services, to pay for properties, or to raise money for our operations, your ownership interest may be diluted. This will result in your percentage ownership in us decreasing.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, YOU WILL LOSE YOUR INVESTMENT.

We were incorporated on March 22, 1999, under the name Webmarketing, Inc. Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, Webmarketing did not establish any revenues and discontinued these operations in 2002. On July 22, 2005, we began our new business of acquiring, making necessary renovations and reselling both residential and commercial real estate. Our real estate business experienced a loss of $7,739 from its inception of July 22, 2005, through August 31, 2005. We had lost $28,995 in our prior endeavors. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate, finance and acquire properties which we can renovate and resell at a profit.

Based upon current plans, we expect to incur operating losses in the immediate future because we will be incurring certain start-up expenses and not generating revenues until we can either sell or lease our property. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

WE WILL INCUR COSTS AND EXPENSES DUE TO THE ADDITIONAL BURDEN OF MEETING SEC REPORTING AND COMPLIANCE REQUIREMENTS.

In addition to our normal business operating costs, we will incur additional costs associated with being a public company. These costs will include audit and accounting services, transfer agent services and other legal and professional services required of a reporting public company by the SEC. We currently estimate that these costs will be approximately $25,000 per year. However, we would expect these costs to increase as our activity volume increases.

BECAUSE WE INTEND TO ACQUIRE PROPERTIES USING CASH, MORTGAGE FINANCING OR OUR COMMON STOCK OR ANY COMBINATION THEREOF, A LARGE NUMBER OF PROPERTIES WILL NOT BE AVAILABLE SINCE THE SELLERS WILL NOT ACCEPT OUR COMMON STOCK AS PARTIAL CONSIDERATION.

There is not currently any market for our common stock. Our ability to convince a seller to accept our common stock as partial consideration for their property will be severely limited by our inability to provide a supportable value for our common stock. We may be unable to acquire properties using our common stock, which may impair our ability to expand to a sufficient size to support our anticipated cost structure.

WE ARE DEPENDENT UPON THE FUNDS FROM OUR PRIVATE PLACEMENT TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SUFFICIENT REVENUE TO BE PROFITABLE. IF WE NEED ADDITIONAL FUNDS AND CAN'T RAISE THEM, YOU COULD LOSE YOUR INVESTMENT.

We have just initiated our operations. We raised net proceeds of $32,000 from our initial private placement. We used $11,000 of this amount as the initial cash payment on a condominium for which we issued 1,900,000 shares of our common stock. We owe a balance of $14,000 on February 25, 2006. We expect to need approximately $30,000 to complete this filing and have $13,311 in cash at August 31, 2005. Accordingly, we estimate that we will require $31,000 to complete this filing and pay the balance due on the condominium and will require approximately $25,000 in additional funds to cover operating costs and other legal and professional services incident to a public company.

If we are able to sell our condominium within a few months, the proceeds should be adequate to cover the $56,000 first year cost estimate. If we are unable to sell the condominium within a short period, we will attempt to raise the necessary funds either through another private placement of our common stock or through loans. During the period from March 1, 2006, through April 11, 2006, we raised cash proceeds of $65,000 from the private placement sale of 650,000 shares of our common stock.

THE EXECUTIVE OFFICERS AND DIRECTORS OF WMI OWN APPROXIMATELY 63% OF OUR COMMON STOCK AND CAN CHANGE OUR POLICIES WITHOUT APPROVAL FROM OTHER STOCKHOLDERS.

Based solely on their ownership of WMI common stock, our executive officers and directors beneficially own an aggregate of 5,150,000 shares, or approximately 63%, of our outstanding common stock at November 30, 2005. Such persons will have substantial influence over us and on the outcome of matters submitted to our stockholders for approval. In addition, such ownership could discourage acquisition of our common stock by potential investors, and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Our investment, financing, borrowing and distribution policies and our policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by our Board of Directors. Although it has no present intention to do so, our Board of Directors may amend or revise these policies at any time and from time to time at its discretion without a vote of our stockholders. A change in these policies could adversely affect our financial condition, results of operations and the market price of our common stock.

SINCE WE CURRENTLY HAVE ONLY ONE PROPERTY AND EXPECT TO HAVE ONLY A LIMITED NUMBER OF PROPERTIES IN THE FUTURE, OUR LEASE REVENUES WILL BE DEPENDENT UPON A VERY LIMITED NUMBER OF TENANTS.

Our financial position may be adversely affected by financial difficulties experienced by any of our tenants, including a loss of work, a bankruptcy, insolvency or general downturn in the business of the tenant. We would expect to be able to replace a tenant in a relatively short period; however, it is likely that we could miss several months of revenue.

IF WE INVEST IN COMMERCIAL PROPERTIES WE WILL BE REQUIRED TO COMPLY WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS.

Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodations and commercial facilities are required to meet certain Federal requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which we invest and noncompliance could result in the imposition of fines by the United States government or an award of damages to private litigants. We may incur costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to properties in which we invest, or restrict certain further renovations thereof, with respect to access by disabled persons. Final regulations under the ADA have not yet been promulgated and the ultimate amount of the cost of compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect, they could be substantial. If required changes involve greater expense than we anticipated, our financial condition and results of operations could be adversely affected.

Real estate properties are also subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. There can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require us to make significant unanticipated expenditures.

THERE IS NO PRIOR TRADING MARKET FOR OUR COMMON STOCK.

There is no existing market for our common stock. We do not yet have a market maker. A market maker is required to apply for quotation and trading of our common stock on the OTC Bulletin Board. No assurance can be given that an active trading market for our common stock will develop. Prices at which our common stock may trade cannot be predicted. Stocks traded over the NASD OTC Bulletin Board are usually thinly traded, highly volatile and not followed by analysts. The prices at which our common stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the success of our business, the depth and liquidity of the market for our common stock, and general economic and market conditions. The depth and liquidity of the market for our common stock may be affected by the aggregate beneficial ownership by our executive officers and directors, currently approximately 63% of our common stock.

In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price of many companies and which have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations and general economic conditions may adversely affect the market price of our common stock.

ITEM 4. USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholder's shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

ITEM 6. DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

ITEM 7. SELLING SECURITY HOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchases exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment power with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholders                                                  Shares
--------------------                                                  ------

Rachel Rottenberg                                                     20,000
Chaya Sarah Zarchi                                                    10,000
Rachel Zarchi                                                         15,000
Mendel Zarchi                                                         15,000
Hirsh Zarchi                                                          25,000
Nenama Zarchi                                                         46,000
Elka Zarchi                                                           25,000
Mayer Zarchi                                                          74,000
Chana Zarchi                                                          20,000
Leah Kalmanson                                                        30,000
Menachem M. Kalmanson                                                 20,000
Mayer Zarchi                                                          20,000
Chaya B. Mermelstein
Meir Rosenbaum                                                       300,000
Elimelech Leifer                                                     300,000
Naftali Wagschal                                                      50,000
                                                                      ------


     Total                                                         1,570,000
                                                                   =========

All shareholders except for Chaya B. Mermelstein, own less than one percent of our issued and outstanding common stock and are registering all of their shares for resale under this registration statement. No selling shareholder is an affiliate of us. Chaya B. Mermelstein currently owns 21.6% of our outstanding common stock.

BLUE SKY

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. The process of securing a listing in Standard and Poor's corporate manual includes payment of a fee, and filing a number of documents to include the corporate background, capitalization information, stock data, and earnings and financial data. We would expect the application to be filed within 30 days after the SB-2 is declared effective. Standard and Poor's has advised if we expedite the application process, the listing will take approximately two weeks from their receipt of the application and registration fee.

These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All of our selling shareholders currently reside in New York. We have made all required filings with the State of New York to permit sales of the securities by the Company that are being registered in this offering. These required filings include Form M-11 registration with the State of New York Office of the Attorney General on May 27, 2005, under file number S31-19-32. In addition, the State Notice and Further State Notice was filed with the State of New York Department of State on June 2, 2005. The filings we have made in New York do not limit the selling shareholders from selling their shares to other New York residents.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

ITEM 8. PLAN OF DISTRIBUTION

Selling shareholders are offering up to 1,570,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities. There are no arrangements, oral or written, with any of the selling shareholders regarding the distribution of their shares on our behalf.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

Any of the selling shareholders, acting alone or in convert with on another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. these provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurance that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

ITEM 9. LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) IDENTIFY DIRECTORS AND EXECUTIVE OFFICERS

NAME                            AGE               POSITION
----                            ---               --------

Jacob Roth                      58                Chief Executive
                                                   Officer and Director

Frimet Taub                     25                Secretary, Treasurer
                                                   and Director

JACOB ROTH was named President and Director of WMI on March 22, 1999. Previously, Mr. Roth was Chief Executive Officer of Virilitec Industries, Inc., a public company engaged in attempting to distribute a line of bioengineered virility nutritional supplements, from July 1, 2002, until December 1, 2003. Additionally, Mr. Roth was the President of JR Consulting, a public company engaged in consulting for other corporations, from 1982 until 1995. When not otherwise employed, Mr. Roth is a financial consultant to corporations.

FRIMET TAUB was named Secretary, Treasurer and Director of the Company on March 22, 1999. Mrs. Taub was a teacher at UTA in Brooklyn, New York from 1999 through 2002.

(b) IDENTIFY SIGNIFICANT EMPLOYEES

None other than officers and directors identified above.

(c) FAMILY RELATIONSHIPS

Frimet Taub is the daughter of Jacob Roth.

(d) INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None.

(e) AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors of the Company currently serves as the audit committee, which does not currently include a person qualified as an audit committee financial expert.

(f) IDENTIFICATION OF THE AUDIT COMMITTEE

The Board of Directors of the Company serves as the audit committee.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below lists the beneficial ownership of the Company's voting securities by each person known to be the beneficial owner of more than 5% of such securities. As of February 28, 2006, there were 8,150,300 shares of the Company's common stock issued and outstanding. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. We believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. There are currently no outstanding convertible securities, warrants, options or other rights.

                       Name and                        Amount and
                       address                         nature of
                     of beneficial                     beneficial        Percent
Title of class          owner                            owner          of class
--------------          -----                            -----          --------

Common                Jacob Roth                       4,900,000          60.1%
                      543 Bedford Ave, #176
                      Brooklyn, NY  11211

Common                Chaya B. Mermelstein             1,900,000          23.3%
                      151 Skillman Street
                      Brooklyn, NY  11205

(b) SECURITY OWNERSHIP OF MANAGEMENT

The following information lists, as to each class, equity securities beneficially owned by all officers and directors, and of the directors and officers of the issuer, as a group.

                       Name and                        Amount and
                       address                         nature of
                     of beneficial                     beneficial        Percent
Title of class          owner                            owner          of class
--------------          -----                            -----          --------

Common                Jacob Roth                       4,900,000          60.1%
                      543 Bedford Ave, #176
                      Brooklyn, NY  11211

Common                Frimet Taub                        250,000           3.1%
                      543 Bedford Ave, #176
                      Brooklyn, NY  11211

Common                All officers and directors       5,150,000          63.2%
                      as a group (2 persons)

ITEM 12. DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

(a) COMMON STOCK

The Company is authorized to issue 25,000,000 shares of common stock, with a par value of $.00001 per share. Each share of common stock has one vote. At February 28, 2006, there were 8,150,300 shares of the Company's common stock issued and outstanding.

(b) DEBT SECURITIES

         None.

(c) OTHER SECURITIES TO BE REGISTERED

         None.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

The August 31, 2005 and 2004 financial statements incorporated by reference to this prospectus have been audited by Creason & Associates, P.L.L.C. ("Creason"), which is an independent registered public accounting firm, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

We have not hired Creason or any other expert on a contingency basis.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITES ACT LIABILITIES

Article Seventh of the Company's Certificate of Incorporation and Article IX of the Company By-laws limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Certificate of Incorporation provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

World Marketing, Inc. ("WMI" or the "Company") was originally organized in Delaware on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not have any revenues and discontinued operations in 2001.

Commencing in July 2005, the Company changed its business plan, and currently the primary objective of the Company is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

ITEM 16. DESCRIPTION OF BUSINESS

Our primary objective is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that we may lease some of the properties while they are being held for sale. We completed the acquisition of our first property on August 25, 2005, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of our common stock which was valued at $190,000. The cash payment included $11,000, which was paid at closing and $14,000 which will be due on February 25, 2006. ($4,000 of the $14,000 balance was paid during the three months ended November 30, 2005, leaving an unpaid balance of $10,000, of which $7,000 was paid between March 1, 2006 and April 11, 2006). We have received a deed to the property and there is no mortgage on the property nor are there any liens on the property. This has been our only transaction to date. We obtained an extension until August 25, 2006, to make the final payment of $10,000 (now $3,000).

In December 2005, we initially began our attempt to sell the condominium property we acquired in August 2005. Assuming we are successful in completing a cash sale within a short period, we should have sufficient working capital to acquire one or two additional properties. If we are unable to sell the property by April 1, 2006, we will attempt to lease the property and may continue to hold it for lease. Should we be unable to sell the property by April 1, 2006, we will have to seek other sources of working capital to acquire any additional properties.

We plan to acquire at least one additional property during the current fiscal year ending August 31, 2006. If we are able to complete the sale of our current property, we may attempt to acquire more than one additional property, depending upon the financial structure of the transactions. At this point, we would anticipate acquiring properties in the $200,000 to $300,000 range. We expect to acquire the properties using cash, mortgage financing or our common stock or any combination thereof. We anticipate that the majority of the properties acquired will be in upstate New York, Brooklyn, New York or possibly in Eastern European countries. The real estate will be sold directly by us to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

Mr. Roth is our sole active employee. Mrs. Taub will not be active in our day-to-day operations.

WMI does not have any plans or arrangements to merge with another company or otherwise engage in a transaction that would change the control of WMI.

The mailing address of our principal executive office is 543 Bedford Ave., #176, Brooklyn, New York 11211 and our telephone number is 800-620-3029.

FINANCIAL POSITION AND FUTURE FINANCING NEEDS

We are a development stage company. We have not developed a revenue source to fund our business plan. We have not previously been in the business of acquiring, renovating and selling or leasing real estate.

We have had no revenues since inception. Our auditors have expressed substantial doubt about our ability to continue as a going concern. In July 2005, we sold 320,000 shares of our common stock for $32,000 to provide working capital and to provide a portion of the cash required to complete the condominium acquisition discussed above. Our current liabilities at November 30, 2005, exceed our current assets by $9,640. Our ability to continue as a going concern is contingent upon our ability to raise funds through private placements of our common stock and obtaining loans until we establish sufficient business to support our operating costs. Between March 1, 2006 and April 11, 2006, we sold an additional 650,000 shares of our common stock in private placements for cash proceeds of $65,000.

We anticipate $25,000 will be required to meet minimum expenses within the next twelve months, exclusive of capital costs. We would expect to be able to sell additional stock in private placement transactions to raise the minimum amount of working capital required if we are unable to sell our current property. If necessary, we could obtain a mortgage for up to $150,000 on our current property to meet our capital requirements.

COMPETITION
-----------

The first competitive consideration is to locate real estate for purchase that is within the Company's pricing limitations and is considered to be priced right for the market in that particular area. The competition for real estate is intense, and includes firms as small as one person working out of their home to multi-national conglomerates.

Once a property is acquired, the first task is to complete necessary repairs and renovations. When the property is available for sale, the major risk factor is to conclude a profitable sale. In this regard, a problem with some properties is the individuals who agree to a purchase contract may not be qualified to receive mortgage financing. The time period of removing the property from the market and then discovering that the purchaser is not mortgage qualified is costly in terms of reduced profits when a sale is concluded.

The profit potential to the Company is wholly dependent upon the ability of its officers and employees to purchase property and resell it at a price level which will provide profits to the Company. There is no assurance that these objectives will be realized. It is reasonable to assume that any property acquired and prepared for resale will eventually be sold. However, it may be that an eventual resale will be at a loss.

Because of the nature of this business there are no statistics that indicate the number of investors in the business or the financial extent of their activities. The Company will basically be in the same competitive position as any other investor seeking to purchase real estate in our anticipated price range.

GOVERNMENTAL REGULATIONS, APPROVAL, COMPLIANCE
----------------------------------------------

The purchase and sale of real estate is essentially a private transaction. There are no known governmental regulations or compliance procedures to be considered, federal or state. The sale of real estate is reported to the Internal Revenue Service, but this is not an administrative factor in the purchase and sale process. The Company does not expect that environmental laws, federal or state, will have any impact on the planned real estate purchases, either in terms of compliance or cost or otherwise. The Company does not intend to purchase any property where environmental concerns exist.

If we acquire commercial properties, we will be required to meet the Federal requirements related to access and use by disabled persons, pursuant to the Americans with Disabilities Act of 1980. Modifications of these or other requirements could result in additional costs of compliance by WMI.

EMPLOYEES
---------

It is anticipated that the only employee of this business in the near future will be its President. All other operative functions, such as repairs and/or renovations to the real estate will be handled by independent contractors or consultants.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This statement contains forward-looking statements within the meaning of the Securities Act. Discussions containing such forward-looking statements may be found throughout this statement. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth in Item 3 and the matters set forth in this statement.

At the present time we have only nominal overhead costs. Our officers are not on any payroll and our offices and administrative assistance are now being provided at no cost. This situation will remain constant until such time as we have sufficient capital to afford to pay salaries.

We completed the acquisition of our first property on August 25, 2005, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of our common stock which was valued at $190,000. The cash payment included $11,000, which was paid at closing and $14,000 which will be due on February 25, 2006. We have received a deed to the property and there is no mortgage on the property nor are there any liens on the property. This has been our only transaction to date. We obtained an extension until August 25, 2006, to make the final payment of $10,000, which was reduced to $3,000 as a result of payments made between March 1, 2006 and April 11, 2006.

We have had no revenues since inception. Our auditors have expressed substantial doubt about our ability to continue as a going concern. In July 2005, we sold 320,000 shares of our common stock for $32,000 to provide working capital and to provide a portion of the cash required to complete the condominium acquisition discussed above. Our current liabilities at November 30, 2005, exceed our current assets by $9,640. Our ability to continue as a going concern is contingent upon our ability to raise funds through private placements of our common stock and obtaining loans until we establish sufficient business to support our operating costs. During the period from March 1, 2006 through April 11, 2006, we raised cash proceeds of $65,000 from the private placement of 650,000 shares of our common stock.

We anticipate $25,000 will be required to meet minimum expenses within the next twelve months, exclusive of capital costs. In addition, we plan to acquire at least one additional property during the current fiscal year ending August 31, 2006. If we are able to complete the sale of our current property, we will attempt to acquire more than one additional property, depending upon the financial structure of the transactions. At this point, we would anticipate acquiring properties in the $200,000 to $300,000 cost range. We expect to acquire the properties using cash, mortgage financing or our common stock or any combination thereof. We anticipate that the majority of the properties acquired will be in upstate New York, Brooklyn, New York or possibly in Eastern European countries. The real estate will be sold directly by us to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

During the three months ended November 30, 2005, we paid $4,000 of the $14,000 balance of the condominium purchase.

This filing was initially expected to cost $37,000. Of this amount, $7,000 was paid by August 31, 2005, and an additional $6,000 was paid during the three month period ended November 30, 2005, leaving an estimated balance of $24,000 to be paid.

In summary, as of November 30, 2005, we estimate that we will require $25,000 for the next 12 months for costs associated with being a public company, including planned nominal operating costs; $10,000 for the balance due on the condominium purchase; and $24,000 for the estimated balance of the costs associated with this filing. This total of $59,000, less our current cash balance leaves a balance required of $57,000.

In December 2005, we initially began our attempt to sell the condominium property we acquired in August 2005, with an asking price of $265,000. Assuming we are successful in completing a cash sale within a short period, we should have sufficient working capital to acquire one or two additional properties. If we are unable to sell the property by April 1, 2006, we will attempt to lease the property and may continue to hold it for lease. Should we be unable to sell the property within a few months, we will have to seek other sources of working capital to acquire any additional properties. We have two primary funding sources for additional funding in the event we do not sell the property by April 1, 2006. We have two primary funding sources for additional funding in the event we do not sell the property by April 1, 2006. Based upon our discussions with a mortgage banker, we expect to be able to obtain a first mortgage loan in the amount of up to $150,000. As of April 11, 2006, we have raised an additional $65,000 from private placement sales of our common stock. We obtained an extension of the $10,000 balance due on February 25, 2006 until August 25, 2006. From the $65,000 in additional equity proceeds, we reduced the $10,000 balance to $3,000. The seller of the property would have the normal remedies of law available in the event we did not pay the remaining balance due.

OFF-BALANCE SHEET ARRANGEMENTS

None.

ITEM 18. DESCRIPTION OF PROPERTY

On August 25, 2005, the Company acquired its first real estate property, a three-bedroom two-bath residential condominium located at 125 Division Avenue, Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of its common stock which was valued at $190,000. The cash payment included $11,000 which was paid at closing and $14,000 which is due within six months. The remaining balance has been extended until August 25, 2006, and has now been reduced to $3,000.

The executive office of the Company is currently provided, at no charge, by the chief executive officer of the Company. It is expected that this arrangement will continue until operations expand beyond the current level. Rent expense has not been and will not be a significant item.

INVESTMENT POLICIES

The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof. The Company anticipates that the majority of the properties acquired will be in the New York City area.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jacob Roth is our only promoter. He has never received anything of value, tangible or intangible, directly or indirectly, from us.

Mr. Roth acquired 4,900,000 shares of our common stock for a total consideration of $490 ($.0001 per share) in March 1999. The founder shares were sold at par ($.0001).

Mrs. Taub is the daughter of Mr. Roth. Mrs. Taub acquired 250,000 shares of our common stock for a total consideration of $25 ($.0001 per share) in March 1999. The founder shares were sold at par ($.0001).

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) MARKET INFORMATION

There is no public trading market for the Company's common stock and management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker regarding a public market for the stock.

There are no warrants or options or convertible securities of the Company outstanding.

Out of the 8,150,300 shares of voting common stock outstanding, there are 7,370,000 shares which are restricted and 780,300 shares of common stock which were issued before April 7, 1999 and are free trading pursuant to Rule 144(k) of the Securities Act of 1933. There are no agreements between the stockholders and the Company pertaining to the registration of their shares under the Securities Act.

PENNY STOCK CONSIDERATIONS

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

         o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

         o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

         o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

         o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

SALES OF OUR COMMON STOCK UNDER RULE 144

As of August 31, 2005, there are 320,000 shares of our common stock held by non-affiliates and 7,050,000 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering the 1,570,000 of these shares in this registration statement. No shares have been sold pursuant to Rule 144 of the Securities Act of 1933 and as of August 31, 2005, there are 5,150,000 shares held by affiliates eligible for resale under Rule 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely-tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

(b) HOLDERS

There are 73 shareholders of record of the Company's common stock at August 31, 2005.

(c) DIVIDENDS

The Company has not paid dividends to date and has no plans to do so in the foreseeable future.

(d) SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         None.

ITEM 21. EXECUTIVE COMPENSATION

Jacob Roth currently serves as President and Chief Executive Officer of the Company and Frimet Taub serves as Secretary and Treasurer of the Company. There are no other individuals involved in the management or administration of the Company. Neither Mr. Roth nor Mrs. Taub currently receives any form of compensation, either direct or indirect, and no compensation is being accrued on the books of the Company. Accordingly, all disclosure items of executive compensation are currently not applicable.

ITEM 22. FINANCIAL STATEMENTS







                              WORLD MARKETING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS


                                 August 31, 2005



                                    CONTENTS

                                                                        PAGE
                                                                        ----

Report of Independent Registered Public Accounting Firm                  24
Balance Sheet                                                            25
Statements of Operations                                                 26
Statements of Stockholders' Equity                                       27
Statements of Cash Flows                                                 28
Notes to Financial Statements                                            29

                         CREASON & ASSOCIATES, P.L.L.C.
                         7170 S. Braden Ave., Suite 100
                              Tulsa, OK 74136-6333
                      Phone: 918-481-5355 Fax: 918-481-5771

             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
World Marketing, Inc.

We have audited the accompanying balance sheet of World Marketing, Inc. (a development stage company) as of August 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2005 and 2004, and the period from inception (July 22, 2005) through August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Marketing, Inc. (a development stage company) at August 31, 2005, and the results of its operations and its cash flows for the years ended August 31, 2005 and 2004, and the period from inception (July 22, 2005) through August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that World Marketing, Inc. (a development stage company) will continue as a going concern. As discussed in Note 1 to the financial statements, World Marketing, Inc. has acquired a new real estate property and plans to resell the property. However, there can be no assurance that the Company can sell the property at a profit or will be able to obtain sufficient funding to implement its business plan. These conditions raise substantial doubt about World Marketing, Inc.'s ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

                                              /s/ Creason & Associates, P.L.L.C.

Tulsa, Oklahoma
October 7, 2005

WORLD MARKETING, INC.
(A Development Stage Company)
Balance Sheet
August 31, 2005


                                     ASSETS

Current assets:
  Cash and cash equivalents                                           $  13,311
                                                                      ---------
     Total current assets                                                13,311
Investment in real estate                                               215,000
                                                                      ---------
     Total assets                                                     $ 228,311
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  14,000
                                                                      ---------
     Total liabilities                                                   14,000
                                                                      ---------

Commitments and contingencies

Stockholders' equity:
  Common stock: $.00001 par value; authorized 25,000,000 shares;
    issued and outstanding 8,150,300 shares                                  82
  Additional paid-in capital                                            250,963
  Accumulated deficit                                                   (36,734)
                                                                      ---------
     Total stockholders' equity                                         214,311
                                                                      ---------
          Total liabilities and stockholders' equity                  $ 228,311
                                                                      =========


See accompanying notes to financial statements.

WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Operations
Years Ended August 31, 2005 and 2004 and Development Stage from Inception (July 22, 2005), through August 31, 2005


                                                                              From inception
                                                                              (July 22, 2005)
                                                         Years Ended             through
                                                         August 31,             August 31,
                                                 --------------------------    -----------
                                                    2005           2004           2005
                                                 -----------    -----------    -----------
Continuing operations
  Selling, general and administrative expenses   $     7,739    $       750    $     7,739
                                                 -----------    -----------    -----------
          Net loss                               $    (7,739)   $      (750)   $    (7,739)
                                                 ===========    ===========    ===========

Net loss per share, basic and diluted            $     (0.00)   $     (0.00)   $     (0.00)
                                                 ===========    ===========    ===========

Weighted average shares outstanding,
  basic and diluted                                5,984,881      5,930,300      6,428,350
                                                 ===========    ===========    ===========




See accompanying notes to financial statements.

                                       26

WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Stockholders' Equity
Years Ended August 31, 2005 and 2004


                                                                                                (Deficit)
                                                                                               Accumulated
                                                    Common Stock       Additional               During the
                                                ---------------------    Paid-in   Accumulated  Development
                                                 Shares     Par Value    Capital     Deficit       Stage        Total
                                                ---------   ---------   ---------   ---------    ---------    ---------

Balance at September 1, 2003                    5,930,300   $      60   $  22,425   $ (28,245)   $      --    $  (5,760)
Net loss                                               --          --          --        (750)          --         (750)
                                                ---------   ---------   ---------   ---------    ---------    ---------
Balance at August 31, 2004                      5,930,300          60      22,425     (28,995)          --       (6,510)
                                                ---------   ---------   ---------   ---------    ---------    ---------
Sale of common stock for cash                     320,000           3      31,997      32,000
Issue common stock for real estate investment   1,900,000          19     189,981          --           --      190,000
Contribution to capital by shareholder                 --          --       6,560       6,560
Net loss                                               --          --          --          --       (7,739)      (7,739)
                                                ---------   ---------   ---------   ---------    ---------    ---------
Balance at August 31, 2005                      8,150,300   $      82   $ 250,963   $ (28,995)   $  (7,739)   $ 214,311
                                                =========   =========   =========   =========    =========    =========



See accompanying notes to financial statements.

                                       27


WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Cash Flows
Years Ended August 31, 2005 and 2004 and Development Stage from Inception (July 22, 2005), through August 31, 2005

                                                                                        From inception
                                                                Years Ended             (July 22, 2005)
                                                                 August 31,                through
                                                         ----------------------------     August 31,
                                                             2005            2004            2005
                                                         ------------    ------------    ------------

Cash flows from operating activities
Net loss                                                 $     (7,739)   $       (750)   $     (7,739)
  Adjustment to reconcile net loss to net cash used
     in operating activities:
                                                         ------------    ------------    ------------
          Net cash used in operations                          (7,739)           (750)         (7,739)
                                                         ------------    ------------    ------------

Cash flows from investing activities
  Real estate investment                                      (11,000)             --         (11,000)
                                                         ------------    ------------    ------------
            Net cash used in investing activities             (11,000)             --         (11,000)
                                                         ------------    ------------    ------------

Cash flows from financing activities
  Loans from shareholder                                           50             750              50
  Proceeds from sale of common stock                           32,000              --          32,000
                                                         ------------    ------------    ------------
             Net cash provided by financing activities         32,050             750          32,050
                                                         ------------    ------------    ------------

Net increase in cash and cash equivalents                      13,311              --          13,311
Cash and cash equivalents, beginning of period                     --              --              --
                                                         ------------    ------------    ------------
Cash and cash equivalents, end of period                 $     13,311    $         --    $     13,311
                                                         ============    ============    ============


Supplemental Cash Flow Information:
Cash paid for interest and income taxes:
  Interest                                               $         --    $         --    $         --
  Income taxes                                                     --              --              --

Non-cash investing and financing activities:
Issuance of common stock for real estate                 $    190,000    $         --    $    190,000
Contribution of loan by shareholder                             6,560              --           6,560

See accompanying notes to financial statements.



WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The financial statements include the accounts of World Marketing, Inc. ("WMI").

         WMI is a development stage enterprise within the meaning of Statement of Financial Accounting Standards No. 7, ("SFAS No. 7") "Accounting and Reporting by Development Stage Enterprises." Accordingly, the costs associated with the development stage activities, discussed below, have an inception date of July 22, 2005. Prior costs relating to an attempted internet business which was discontinued in 2001 have been transferred to accumulated deficit.

ORGANIZATION AND NATURE OF BUSINESS

         WMI is a Delaware corporation which was incorporated on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

         On July 22, 2005, the Company began selling its common stock to obtain the funds necessary to begin implementation of its new business plan. The primary objective of the new business plan is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

         The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof and anticipates that the majority of the properties acquired will be in the New York City area. The real estate will be sold directly by the Company to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

         Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not establish any revenues and discontinued these operations in 2001.

GOING CONCERN

         The Company has not established sources of revenues sufficient to fund the development of business, projected operating expenses and commitments for fiscal year 2006. The Company, which has been in the development stage since its inception, March 22, 1999, has accumulated a net loss of $28,995 through August 31, 2004. The Company ceased its plans to begin a web-based marketing business for health care products in 2001 and all operations were discontinued.

         In July 2005, the Company sold 320,000 shares of its common stock for $32,000 to provide a portion of the cash required to purchase its first real estate investment. However, there can be no assurance that the Company will be able to obtain sufficient funding to develop the Company's current business plan. The Company's current liabilities of $14,000 exceed its current assets by $689. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

CASH AND CASH EQUIVALENTS

         The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

REVENUE RECOGNITION

         Revenue from real estate sales is recognized when the related property is subject to a binding contract and all significant obligations have been satisfied. A sale shall not be considered to be consummated until
         (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, and (d) all conditions precedent to closing have been performed.

         Revenue from real estate leasing is recognized during the period of the lease. No revenue has been recognized.

STOCK OPTION PLANS

         WMI applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its stock option plan. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

         SFAS No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123), requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that would be included in the required pro forma results. These amounts would not have been reflected in the Company's statements of operations, because APB No. 25 specifies that no compensation charge arises when the price of the employees' stock options equal the market value of the underlying stock at the grant date. The Company has not granted any options.

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model.

INVESTMENTS IN REAL ESTATE

         Costs associated with the acquisition, development and construction of real estate properties are capitalized when incurred. The carrying value of the properties will be reviewed, at least annually, for impairment. In the event the property is leased, depreciation will be recorded based upon a thirty-year life.

DEFERRED INCOME TAXES

         Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, "Accounting for Income Taxes." A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

EARNINGS (LOSS) PER COMMON SHARE

         Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which established new standards for computing and presenting earnings per share. SFAS No. 128 requires WMI to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At August 31, 2005 and 2004, there were no common stock equivalents. Accordingly, basic and diluted earnings per share are the same for all periods presented.

ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

         The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "Exchanges of Non-monetary Assets," (SFAS 153) an amendment of APB Opinion No. 29, "Accounting for Non-monetary Transactions" (APB 29). The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believed that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on September 1, 2005, SFAS 123(R) would require expensing any unvested options and will also require us to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows. As of August 31, 2005, the Company did not have any unvested options which would require adjustment upon adoption of SFAS 123(R). Adoption should have the same impact as the pro forma disclosure required under stock option plans above.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

FAIR VALUE DETERMINATION

         Financial instruments consist of cash, marketable securities, promissory notes receivable, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

NOTE 2. INVESTMENTS IN REAL ESTATE

On August 25, 2005, the Company acquired its first real estate property, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of its common stock which was valued at $190,000. The cash payment included $11,000, which was paid at closing and $14,000 which is due within six months. The real estate was appraised at $240,000 shortly after the purchase.

NOTE 3. INCOME TAXES

WMI has not recorded a deferred tax benefit or expense for the years ended August 31, 2005 and 2004, as all net deferred benefits have a full valuation allowance.

Actual income tax expense applicable to earnings before discontinued operations and income taxes is reconciled with the "normally expected" federal income tax as follows:

                                                         2005           2004
                                                      -----------   -----------

"Normally expected" income tax benefit                $     2,600   $       300
Increase (decrease) in taxes resulting from:
   State income taxes net of federal income
     tax benefit                                              500           100
   Valuation allowance                                     (3,100)         (400)
                                                      -----------   -----------
      Actual income tax expense                       $        --   $        --
                                                      ===========   ===========

The net deferred tax at August 31, 2005, is comprised of a benefit for net operating loss carryforward in the amount of $15,100, which is fully reserved.

WMI has available unused net operating loss carryforwards of approximately $36,700 which will expire in various periods from 2019 to 2025, some of which may be limited as to the amount available on an annual basis.


NOTE 4.  COMMON STOCK

COMMON STOCK - The Company is authorized to issue up to 25,000,000 shares of common stock with a par value of $.00001. At August 31, 2005, 8,150,300 shares were issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

The President and Chief Executive Officer of the Company made loans and advances to the Company since its inception. During fiscal 2005, the total amount of $6,560 was contributed to the capital of the Company.

NOTE 6. CONTINGENCIES

The executive office of the Company is currently provided, at no charge, by the chief executive officer of the Company. It is expected that this arrangement will continue until operations expand beyond the current level. Rent expense has not been and will not be a significant item.

                              WORLD MARKETING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                   (Unaudited)


                                February 28, 2006



                                    CONTENTS

                                                                    PAGE
                                                                    ----

Balance Sheet                                                        34
Statements of Operations                                             35
Statements of Cash Flows                                             36
Notes to Financial Statements                                        38

WORLD MARKETING, INC.
(A Development Stage Company)
Balance Sheet
February 28, 2006
(Unaudited)

                                     ASSETS

Current assets:
  Cash and cash equivalents                                           $   1,216
                                                                      ---------
     Total current assets                                                 1,216
Investment in real estate                                               215,000
                                                                      ---------
     Total assets                                                     $ 216,216
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  11,200
                                                                      ---------
     Total liabilities                                                   11,200
                                                                      ---------

Commitments and contingencies

Stockholders' equity:
  Common stock: $.00001 par value; authorized 25,000,000 shares;
    issued and outstanding 8,150,300 shares                                  82
  Additional paid-in capital                                            250,963
  Accumulated deficit                                                   (46,029)
                                                                      ---------
     Total stockholders' equity                                         205,016
                                                                      ---------
          Total liabilities and stockholders' equity                  $ 216,216
                                                                      =========

See accompanying notes to financial statements.

WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Operations
Three Months Ended February 28, 2006 and 2005

(Unaudited)



                                                         2006           2005
                                                      -----------    -----------

Continuing operations
  Selling, general and administrative expenses        $       344    $        --
                                                      -----------    -----------
          Net loss                                    $      (344)   $        --
                                                      ===========    ===========

Net loss per share, basic and diluted                 $     (0.00)   $        --
                                                      ===========    ===========

Weighted average shares outstanding,
  basic and diluted                                     8,150,300      5,930,300
                                                      ===========    ===========

See accompanying notes to financial statements.


WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Operations
Six Months Ended February 28, 2006 and 2005 and Development Stage
 from Inception (July 22, 2005), through February 28, 2006
(Unaudited)

                                                                             From inception
                                                      Six Months Ended       (July 22, 2005)
                                                        February 28,             through
                                                 --------------------------    February 28,
                                                    2006           2005            2006
                                                 -----------    -----------    -----------
Continuing operations
  Selling, general and administrative expenses   $     9,295    $        --    $    17,034
                                                 -----------    -----------    -----------
          Net loss                               $    (9,295)   $        --    $   (17,034)
                                                 ===========    ===========    ===========

Net loss per share, basic and diluted            $     (0.00)   $        --    $     (0.00)
                                                 ===========    ===========    ===========

Weighted average shares outstanding,
  basic and diluted                                8,150,300      5,930,300      7,838,635
                                                 ===========    ===========    ===========

See accompanying notes to financial statements.


                                       36


WORLD MARKETING, INC.
(A Development Stage Company)
Statements of Cash Flows
Six Months Ended February 28, 2006 and 2005 and Development Stage from Inception (July 22, 2005), through February 28, 2006
(Unaudited)

                                                                                      From inception
                                                              Six Months Ended        (July 22, 2005)
                                                                 February 28,             through
                                                         ----------------------------   February 28,
                                                             2006            2005           2006
                                                         ------------    ------------   ------------

Cash flows from operating activities
Net loss                                                 $     (9,295)   $         --   $    (17,034)
  Adjustment to reconcile net loss to net cash used
     in operating activities:
        Decrease in accounts payable                           (2,800)             --         (2,800)
                                                         ------------    ------------   ------------
          Net cash used in operations                         (12,095)             --        (19,834)
                                                         ------------    ------------   ------------

Cash flows from investing activities
  Real estate investment                                           --              --        (11,000)
                                                         ------------    ------------   ------------
            Net cash used in investing activities                  --              --        (11,000)
                                                         ------------    ------------   ------------

Cash flows from financing activities
  Loans from shareholder                                           --              --             50
  Proceeds from sale of common stock                               --              --     32,000,000
                                                         ------------    ------------   ------------
             Net cash provided by financing activities             --              --         32,050
                                                         ------------    ------------   ------------

Net increase in cash and cash equivalents                     (12,095)             --          1,216
Cash and cash equivalents, beginning of period                 13,311              --             --
                                                         ------------    ------------   ------------
Cash and cash equivalents, end of period                 $      1,216    $         --   $      1,216
                                                         ============    ============   ============


Supplemental Cash Flow Information:
Cash paid for interest and income taxes:
  Interest                                               $         --    $         --   $         --
  Income taxes                                                     --              --             --

Non-cash investing and financing activities:
Issuance of common stock for real estate                 $         --    $         --   $    190,000
Contribution of loan by shareholder                                --              --          6,560

See accompanying notes to financial statements.


                                       37

WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The financial statements include the accounts of World Marketing, Inc. ("WMI").

         WMI is a development stage enterprise within the meaning of Statement of Financial Accounting Standards No. 7, ("SFAS No. 7") "Accounting and Reporting by Development Stage Enterprises." Accordingly, the costs associated with the development stage activities, discussed below, have an inception date of July 22, 2005. Prior costs relating to an attempted internet business which was discontinued in 2001 have been transferred to accumulated deficit.

         The condensed financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These condensed financial statements have not been audited.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report for the year ended August 31, 2005. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year.

ORGANIZATION AND NATURE OF BUSINESS

         WMI is a Delaware corporation which was incorporated on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

         On July 22, 2005, the Company began selling its common stock to obtain the funds necessary to begin implementation of its new business plan. The primary objective of the new business plan is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

         The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof and anticipates that the majority of the properties acquired will be in the New York City area. The real estate will be sold directly by the Company to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

         Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not establish any revenues and discontinued these operations in 2001.

GOING CONCERN

         The Company has not established sources of revenues sufficient to fund the development of business, projected operating expenses and commitments for fiscal year 2006. The Company, which has been in the development stage since its inception, March 22, 1999, has accumulated a net loss of $36,734 through August 31, 2005, and incurred an additional loss of $9,295 for the six months ended February 28, 2006. The Company ceased its plans to begin a web-based marketing business for health care products in 2001 and all operations were discontinued.

         In July 2005, the Company sold 320,000 shares of its common stock for $32,000 to provide a portion of the cash required to purchase its first real estate investment. However, there can be no assurance that the Company will be able to obtain sufficient funding to develop the Company's current business plan. The Company's current liabilities of $11,200 exceed its current assets by $9,984. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties. See note 7.

CASH AND CASH EQUIVALENTS

         The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

REVENUE RECOGNITION

         Revenue from real estate sales is recognized when the related property is subject to a binding contract and all significant obligations have been satisfied. A sale shall not be considered to be consummated until
         (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, and (d) all conditions precedent to closing have been performed.

         Revenue from real estate leasing is recognized during the period of the lease. No revenue has been recognized.

STOCK OPTION PLANS

         In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on September 1, 2005, SFAS 123(R) would require expensing any unvested options and will also require us to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows. As of November 30, 2005, the Company did not have any unvested options which would require adjustment upon adoption of SFAS 123(R).

         SFAS No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123), required the Company to disclose pro forma information regarding option grants made to its employees until adoption of SFAS 123(R) discussed above. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that would be included in the required pro forma results. These amounts would not have been reflected in the Company's statements of operations, because APB No. 25 specifies that no compensation charge arises when the price of the employees' stock options equal the market value of the underlying stock at the grant date.

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model.

         The Company has not granted any options.

INVESTMENTS IN REAL ESTATE

         Costs associated with the acquisition, development and construction of real estate properties are capitalized when incurred. The carrying value of the properties will be reviewed, at least annually, for impairment. In the event the property is leased, depreciation will be recorded based upon a thirty-year life.

DEFERRED INCOME TAXES

         Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, "Accounting for Income Taxes." A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

EARNINGS (LOSS) PER COMMON SHARE

         Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which established new standards for computing and presenting earnings per share. SFAS No. 128 requires WMI to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At February 28, 2006 and 2005, there were no common stock equivalents. Accordingly, basic and diluted earnings per share are the same for all periods presented.

ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

         Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

FAIR VALUE DETERMINATION

         Financial instruments consist of cash, marketable securities, promissory notes receivable, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.


NOTE 2.  INVESTMENTS IN REAL ESTATE

On August 25, 2005, the Company acquired its first real estate property, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of its common stock which was valued at $190,000. The cash payment included $11,000, which was paid at closing and $14,000 which is due within six months. During the three months ended November 30, 2005, the Company paid $4,000 of the $14,000, leaving a balance of $10,000 due February 28, 2006. The Company obtained an extension until August 25, 2006 to pay the remaining $10,000 balance. During March and the first half of April, the Company paid an additional $7,000 of this amount, leaving a balance of $3,000. The real estate was appraised at $240,000 shortly after the purchase.

NOTE 3. INCOME TAXES

WMI has not recorded a deferred tax benefit or expense for all prior periods through February 28, 2006, as all net deferred benefits have a full valuation allowance.

Actual income tax expense applicable to earnings before discontinued operations and income taxes is reconciled with the "normally expected" federal income tax as follows, for the six months ended February 28, 2006 and 2005:

                                                         2006           2005
                                                      -----------   -----------

"Normally expected" income tax benefit                $     3,200   $        --
Increase (decrease) in taxes resulting from:
   State income taxes net of federal income
     tax benefit                                              600            --
   Valuation allowance                                     (3,800)          (--)
                                                      -----------   -----------
      Actual income tax expense                       $        --   $        --
                                                      ===========   ===========

The net deferred tax at February 28, 2006, is comprised of a benefit for net operating loss carryforward in the amount of $18,400, which is fully reserved.

WMI has available unused net operating loss carryforwards of approximately $46,000 which will expire in various periods from 2019 to 2025, some of which may be limited as to the amount available on an annual basis.

NOTE 4. COMMON STOCK

COMMON STOCK - The Company is authorized to issue up to 25,000,000 shares of common stock with a par value of $.00001. At February 28, 2006, 8,150,300 shares were issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

The President and Chief Executive Officer of the Company made loans and advances to the Company since its inception. During fiscal 2005, the total amount of $6,560 was contributed to the capital of the Company.

NOTE 6. CONTINGENCIES

The executive office of the Company is currently provided, at no charge, by the chief executive officer of the Company. It is expected that this arrangement will continue until operations expand beyond the current level. Rent expense has not been and will not be a significant item.

NOTE 7. SUBSEQUENT EVENT

During the period from March 1, 2006, through April 17, 2006, the Company sold 650,000 shares of its common stock for net proceeds of $65,000.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Creason & Associates, P.L.L.C. has been the only accounting firm engaged by the Company and there are no disagreements with the findings of said accountants.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Seventh of the Company's Certificate of Incorporation and Article IX of the Company By-laws limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Certificate of Incorporation provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all costs and expenses of this offering. Selling security holders pay no offering expenses.

Item                                                                Amount
----                                                                ------

SEC Registration fee *                                         $          11
Legal fees and expenses*                                              25,000
Accounting fees and expenses *                                        10,000
Miscellaneous *                                                        2,000
                                                               -------------
Total *                                                        $      37,011
                                                               =============

* Estimated figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In 1999, when the Company was initially organized it sold 5,930,300 shares of its common stock for $593 in cash.

In July 2005, the Company's Board of Directors decided to initiate a new business plan to invest in real estate. Accordingly, the Company sold 320,000 common shares for $32,000 in cash for initial working capital. All sales were to unaffiliated individuals who are residents of the state of New York.

In August 2005, the Company issued 1,900,000 shares of its common stock, which was valued at $190,000, as partial consideration for the acquisition of its first real estate property. This sale was to an unaffiliated individual who is a resident of the state of New York.

In March and April 2006, the Company sold 650,000 common shares in private placement transactions for $65,000 in cash.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

Item No.    Description                                                 Page No.

3.1         Articles of Incorporation of World Marketing, Inc.               **
3.2         Bylaws of World Marketing, Inc.                                  **
5.1         Legal Opinion of G. David Gordon & Associates.                   59
10.1        Real estate purchase from Chaya Mermelstein
10.2        Amendment to Agreement to Purchase Real Estate                   60
23.1        Consent of Creason & Associates, P.L.L.C.                        61
23.2        Consent of G. David Gordon & Associates (included in 5.1)

** Previously filed


ITEM 28. UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of th estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 4249b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) Include any additional or changed material information of the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brooklyn, State of New York, on April 14, 2006.

                                       WORLD MARKETING, INC.


                                       By: /s/ Jacob Roth
                                       -----------------------------------------
                                       Jacob Roth, Principal Executive
                                       Officer, Principal Financial Officer
                                       And Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


April 14, 2006                         By: /s/ Jacob Roth
                                       -----------------------------------------
                                       Jacob Roth, Principal Executive
                                       Officer, Principal Financial Officer,
                                       Principal Accounting Officer and Director


April 14, 2006                         By: /s/ Frimet Taub
                                       -----------------------------------------
                                       Frimet Taub, Director